UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2018

ORAMED PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35813	98-0376008
(Commission File Number)	(IRS Employer Identification No.)

142 W. 57th Street New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 2, 2018, Oramed Pharmaceuticals Inc. (the “Company”) entered into a Securities Purchase Agreement (collectively, the “Purchase Agreement”) with each of three investors (the “Purchasers”), pursuant to which the Company agreed to sell, in a registered direct offering (the “Offering”) an aggregate of 2,892,000 units (the “Units”), each Unit consisting of one share of the Company’s common stock, par value $0.012 per share, and a warrant to purchase one share of common stock at an exercise price of $7.25 per Share (the “Warrants”), to the Purchasers for an offering price of $6.25 per Unit. The Warrants will be exercisable commencing six months following their issuance for a period of three and one-half years. The closing of the sale of the Units is expected to occur on or about July 6, 2018 (the “Closing Date”), subject to the satisfaction of customary closing conditions. The net proceeds to the Company from the Offering, after deducting the placement agent’s fees and expenses and the Company’s estimated Offering expenses, are expected to be approximately $16,500,000.

The Units will be issued pursuant to a prospectus supplement dated as of July 2, 2018, which will be filed with the Securities and Exchange Commission, or the SEC, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. No. 333-215525), which became effective on February 2, 2017, and the base prospectus dated as of February 2, 2017 contained in such registration statement. This Current Report shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On July 2, 2018, the Company entered into a letter agreement (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“HCW”), pursuant to which HCW agreed to serve as exclusive placement agent for the Company in any offering of the Company occurring between July 2, 2018 and August 1, 2018. For its services in the Offering, HCW will receive a fee equal to 7% of the gross proceeds raised in the Offering and a management fee of 1% of the gross proceeds raised in the Offering, up to $50,000 for non-accountable expenses as well as warrants to purchase up to 115,680 shares of common stock of the Company, exercisable for a period of three and one-half years and with an exercise price of $7.8125 per share.

Copies of the Engagement Letter, the form of Warrant and the form of Purchase Agreement are filed as Exhibits 1.1, 4.1 and 10.1, respectively, to this Current Report and are incorporated by reference herein. The foregoing summaries of such documents are subject to, and qualified in their entirety by reference to, such exhibits. The Engagement Letter and the Purchase Agreement contain representations and warranties that the parties made in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Report states that the Offering is expected to close on or about July 6, 2018. In fact, the closing of the Offering is subject to various conditions and contingencies as are customary in securities purchase agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this Offering may not close. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Engagement Letter, dated as of July 2, 2018, between the Company and H.C. Wainwright & Co., LLC.
4.1	Form of Common Stock Purchase Warrant.
5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.
10.1	Form of Securities Purchase Agreement, dated as of July 2, 2018 between the Company and each Purchaser in the Offering.
23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLC (contained in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

Dated: July 3, 2018	By:	/s/ Nadav Kidron
	Name:	Nadav Kidron
	Title:	President and Chief Executive Officer

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